UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 16, 2017

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Board of Directors (the “Board”) of DeVry Education Group Inc. (“DeVry Group”) approved amendments to DeVry Group’s Amended and Restated By-Laws, as amended (the “By-Laws”).  As further described below, the amendments, which became effective immediately, include the adoption of a majority voting standard and proxy access. The amendments also make various technical updates and administrative refinements.

Majority Voting Standard

Article II, Section 5 of the By-Laws was amended to provide that, except as provided by law or the By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of a majority of the total number of votes of DeVry Group’s capital stock represented.  The voting standard for director nominees in uncontested elections is also a majority of the total number of votes of DeVry Group’s capital stock represented; however, in the event that a nominee for re-election as a director fails to receive the requisite votes, such director must tender his or her resignation, subject to acceptance by the Board.  The voting standard for director nominees in contested elections was amended to require a plurality of the votes of DeVry Group’s capital stock represented for a nominee to be elected.  Prior to the changes outlined above, DeVry Group’s voting standard required the affirmative vote of a majority of the shares of DeVry Group’s capital stock outstanding for all matters brought before any meeting of stockholders, without a plurality exception for contested director elections or a mandatory director resignation requirement for incumbent director nominees failing to obtain the required vote in uncontested elections.

Proxy Access

Article II, Section 14 of the By-Laws was amended to allow any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least three percent of DeVry Group’s outstanding common stock continuously for at least three years to nominate the greater of (i) two (2) or (ii) twenty percent (20%) of the DeVry Group directors to be elected at the annual meeting of shareholders.

The foregoing description of the amendments to the By-Laws is qualified in their entirety by the text of the By-Laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events

On February 16, 2017, the Board of DeVry Group approved a Tenth Share Repurchase Program authorizing DeVry Group management to expend up to $300 million to repurchase DeVry Group’s common stock, from time to time, prior to December 31, 2020.  In connection with such action, the Board simultaneously terminated further stock repurchases under DeVry Group’s Ninth Share Repurchase Program and determined to discontinue cash dividend payments.  A copy of the press release issued in connection with the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

3.1	Amended and Restated By-Laws of DeVry Education Group Inc.
99.1	Press Release dated February 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: February 16, 2017	By:	/s/ Kathleen A. Carroll
Kathleen A. Carroll
Vice President and Controller